EXECUTION VERSION

G8WAVE, INC.

INVESTORS' RIGHTS AGREEMENT

This Investors' Rights Agreement (this "Agreement") is entered into as of April 21, 2006 by and among (i) G8WAVE, INC. a Delaware corporation (the "Company"), (ii) the persons identified as Investors on the signature pages attached hereto (the "Investors") and (iii) Brad Mindich (the "Founder").

Recitals

WHEREAS, the Company is entering into a Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Stock Purchase Agreement") with the Investors who will purchase and own Series A Preferred Stock.

WHEREAS, it is a condition to the Investors' obligations entering into the Series A Stock Purchase Agreement that this Agreement be executed by the parties hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. Registration Rights.

1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Affiliate" shall have the meaning given such term pursuant to Rule 405 promulgated under the 1933 Act.

(d) "Common Stock" means the Company's common stock, $0.0000001 par value per share.

(e) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the Securities and Exchange Commission ("SEC") that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) "Holder" means any person owning of record Registrable Securities or any permitted assignee thereof in accordance with Section 1.12 hereof.

(g) "Initiating Holders" shall mean any Holders who in the aggregate possess more than 50% of the Registrable Securities then outstanding.

(h) "ITU" shall mean ITU Ventures III, LP, a Delaware limited partnership, and ITU Ventures III NM, LP, a Delaware limited partnership.

(i) "Major Investor" shall mean a Holder of at least 900,000 shares of the Series A Preferred Stock.

(j)  "Original Issue Price" shall have the meaning given such term in the Series A Stock Purchase Agreement.

(k) "Series A Preferred Stock" shall mean the Company's Series A Preferred Stock, $0.0000001 par value per share.

(l) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of the effectiveness of such registration statement or document by the SEC.

(m) The term "Registrable Securities" means: (i) shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock; and (ii) any Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) by way of a stock split, stock dividend, recapitalization, merger or other distribution with respect to, or in exchange for, or in replacement of, such Series A Preferred Stock or any securities issued upon conversion of such Series A Preferred Stock. A holder of Series A Preferred Stock need not convert such security into Common Stock prior to requesting registration hereunder but may make such a request in contemplation of conversion of such Series A Preferred Stock into Common Stock prior to the closing of any such registration.

(n) The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(o) "Restricted Securities" means any Registrable Securities required to bear the first legend set forth in Section 1.17 hereof.

(p) The term "Rule 144" shall mean Rule 144 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(q) The term "Rule 145" shall mean Rule 145 as promulgated by the SEC under the 1933 Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(r) The term "Qualified Public Offering" means the Company's initial public offering of securities pursuant to a registration statement on a Form S-1 (or any other form equivalent thereto) whereby Common Stock is sold to the public by the Company in a public offering registered under the 1933 Act, resulting in aggregate gross proceeds to the Company of not less than $20,000,000 at a public offering price of at least five times the Original Issue Price (subject to adjustment from time to time for stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event).

1.02 Requested Registration.

(a) Request for Registration. Commencing upon the earlier to occur of (x) four years after the date hereof and (y) a Qualified Public Offering, in case the Company shall receive from Initiating Holders a written request that the Company file a registration statement under the 1933 Act with respect to shares of Registrable Securities, the Company will, subject to the conditions set forth in this Section 1.02:

(i) promptly, but in no event more than 30 days following receipt thereof, give written notice of such request to all other Holders; and

(ii) as soon as practicable, use its best efforts to effect such registration under the 1933 Act (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after written notice from the Company is given in accordance with Section 3.02; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 1.02:

(A) If the aggregate offering price of the Registrable Securities to be registered in such offering is less than $5,000,000;

(B) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act;

(C) During the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days immediately following the effective date of the first registration statement pertaining to securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction) filed by the Company covering a firmly underwritten offering of its Common Stock to the general public (the "First Registration"); provided, however, that the Company is acting in good faith and using all commercially reasonable efforts to cause such initial registration statement to become effective;

(D) After the Company has effected two such registrations pursuant to Initiating Holders' demand under this Section 1.02, which registrations have been declared effective; or

(E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be detrimental to the Company for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.02 shall be deferred for a period not to exceed 45 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not make such certification more than twice every 12 months; or

(F) If the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.15 hereof and the Company so registers such Registrable Securities on Form S-3.

Subject to the foregoing clauses (A) through (F) inclusive, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.02 and the Company shall include such information in the written notice referred to in Section 1.02(a). The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders holding a majority of the Registrable Securities held by the Initiating Holders. In such event, the right of any Holder to registration pursuant to Section 1.02 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.02(b), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein. If the Company shall request inclusion in any registration pursuant to this Section 1.02 of securities being sold for its own account, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with a managing underwriter selected for such underwriting by the Initiating Holders and reasonably approved by the Company. Notwithstanding any other provision of this Section 1.02, if the managing underwriter advises the Initiating Holders in writing that market factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities participating in the registration and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first among all participating Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, and second, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities requested to be included in such registration are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's market limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

If any Holder of Registrable Securities does not agree to the terms of the underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The Registrable Securities or other securities held by such Holder affected shall be withdrawn from registration.

1.03 Piggy-back Registration Rights. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders and not including a registration pursuant to Sections 1.02 or 1.15) any of its securities under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration (i) on Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, (ii) a registration relating to the offer and sale of debt securities, (iii) with respect to an employee benefit plan, (iv) relating to a corporate reorganization or other Rule 145 transaction or (v) on any registration form that does not permit secondary sales), the Company shall, each such time, promptly give each Holder written notice of such registration together with a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of each Holder given within 20 business days after delivery of such written notice by the Company in accordance with Section 3.02, the Company shall, subject to the provisions of Section 1.08, use its best efforts to include in such registration all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.03 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

1.04 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall use its best efforts to:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective within 150 days after delivery of a request for registration, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days unless all Registrable Securities included in such registration have been disposed of.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement and as reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction if such Holders do not elect to withdraw from the registration after notice of such requirement.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering; provided that such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In such instance, Company shall promptly cure through a supplement or amendment to the prospectus any such statement or omission so as to render such statement or omission not misleading.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters or Holders, if applicable.

1.05 Furnish Information. In connection with any action pursuant to this Section 1, the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. In that connection, each selling Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

1.06 Definition of Expenses.

(a) "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 1.02, 1.03 and 1.15 hereof, including, without limitation, all registration, filing and qualification fees, underwriters' expense allowances, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one special counsel retained in connection with each such registration by the Holders of a majority of the Registrable Securities being registered, blue sky fees and disbursements, and the expense of any special audits incident to or required by any registration pursuant to Section 1.02 (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(b) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities in the registration, all stock transfer taxes and all fees and disbursements of any additional special counsel (other than the special counsel provided for in Section 1.06(a) above) retained in connection with each such registration.

1.07 Expenses of Registration. The Company shall bear all Registration Expenses. All Selling Expenses shall be borne by the Holders of the securities so registered, pro rata on the basis of the number of shares so registered.

1.08 Underwriting Requirements in Piggy-back Registration. In connection with an offering pursuant to Section 1.03 including an underwriting of shares of the Company's capital stock, the right of any Holder to registration pursuant to Section 1.03 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of Section 1.03 and this Section 1.08, if the underwriter determines that market factors require a limitation of the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all persons requesting registration, and the number of shares of securities that may be included in the registration and underwriting shall be allocated in the following manner: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to any other stockholder of the Company on a pro rata basis, provided that no shares of any other stockholder of the Company may be included in such registration that would reduce the number of Registrable Securities requested to be included by the Holders. Notwithstanding the foregoing, no such reduction shall reduce the securities of the Holders included in such registration below 25% of the securities included in such registration, unless such offering is the First Registration (in which case such securities may be excluded entirely). If any Holder disapproves of the terms of any such underwriting, such Holder shall also be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

1.09 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin or otherwise delay any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners and controlling persons (within the meaning of Section 15 of the 1933 Act) of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company's indemnity contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished in writing and expressly stated for use in connection with such registration by any such Holder, or such Holder's officers, directors or partners, underwriter, or controlling person. The indemnity provided for in this Section 1.10(a) shall remain in full force and effect regardless of any investigation made by or on behalf of such seller, underwriter, participating person or controlling person and shall survive transfer of such securities by such seller.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) for the Company, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly stated in a writing for use in connection with such registration; and each such Holder will reimburse any legal or other expenses, as incurred, where same are reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of each Holder under this Section 1.10(b) shall be limited to an amount equal to the public offering price of the shares sold by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party if the indemnified party reasonably determines that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any indemnified party makes a claim under this Section 1.10 or any controlling person of such indemnified party makes such a claim but is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.10 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such person seeking indemnity under the terms of this Section 1.10; then, and in each such case, the Company and such person will contribute to the aggregate losses, claims, damages, or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) no such person shall be required to contribute any amount in excess of the public offering price of all such Registrable Securities sold by it pursuant to such registration statement; and (B) with respect to any claim based on a fraudulent misrepresentation, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person or entity for liability resulting from such fraudulent misrepresentation who was not guilty of such fraudulent misrepresentation.

(e) The obligations and rights of the Company and the Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this section and otherwise and the termination of this Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

1.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company under the 1933 Act for an offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the closing date of the first registration statement filed by the Company), the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in order to permit any Holder to avail itself of any rule or regulation of the SEC or any state securities authority which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. Subject to compliance with the other provisions of this Agreement, the rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee of such securities: (i) if such transferee or assignee was a Holder of Registrable Securities hereunder prior to such transfer, (ii) if such transfer is made in connection with the transfer of all Registrable Securities held by the transferor, (iii) if such transferee or assignee is acquiring not less than 20% percent of the outstanding Registrable Securities, (iv) to any Affiliate (as defined in Regulation D of the 1933 Act) of such Holder or to an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an "Affiliated Fund"); or (v) in connection with a distribution by such Holder to any partner, member, former partner, former member, family trust for the benefit of such Holder or the estate of such partner or member provided in each case that the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are intended to be transferred and that the transferee or assignee assumes in writing the obligations of such Holder under this Agreement and such transfer of any Registrable Securities is lawful under all applicable securities laws. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or Affiliated Funds, or (y) a limited liability company who are members or retired members of such limited liability company (including immediate family members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would: (i) allow such holder or prospective holder to include such securities in any registration filed under Sections 1.02, 1.03 or 1.15 hereof if such inclusion would adversely affect the rights of any Holder of Registrable Securities hereunder; or (ii) permit such holder or prospective holder to require the Company to initiate any registration of any securities of the Company.

1.14 "Market Stand-off" Agreement. Each Holder and the Founder agrees, that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, offer, pledge, contract to sell, make any short sale of, loan, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase or otherwise transfer, encumber or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company (other than those Common Stock shares included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days in the case of the Company's initial underwritten public offering of securities and 90 days in all other cases) from the effective date of such registration as may be requested by the underwriters; provided, however, that such covenant shall apply only if (i) all of the officers and directors of the Company who own stock of the Company and (ii) each stockholder owning more than 1% of the Company's shares is bound by a similar agreement with respect to any shares not being registered in such offering. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period. Each Holder and the Founder agrees to execute a market standoff agreement with the underwriters in customary form consistent with this Section 1.14.

1.15 Form S-3 Registration. In case the Company shall receive from Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Initiating Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after written notice from the Company is given as set forth in Section 3.02; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.15:

(i) if the Company is not qualified as a registrant entitled to use Form S-3 (or the applicable successor form);

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000;

(iii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred 180 days after the effective date of, a Company-initiated registration other than a registration relating solely to employee benefit plans; provided that the Company is actively employing good faith commercially reasonable efforts to cause such registration statement to become effective;

(iv) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 45 days after receipt of the request of the Holder or Holders under this Section 1.15; provided, however, that the Company shall not utilize this right more than twice in any 12 month period;

(v) if the Company has already effected one registration on Form S-3 at the request of any Holders in the previous six month period; or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a consent to the service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file and use its best efforts to bring effective a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.15 shall not be counted as demands for registration or registrations effected pursuant to Section 1.02. If the Holders of Registrable Securities requesting registration under this Section 1.15 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 1.02(b) shall apply to such registration.

1.16 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 1.02, 1.03 or 1.15 with respect to any request or requests made by any Holder after the date which is five years following the closing of a Qualified Public Offering.

1.17 Restrictions on Transfer.

(a) The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.17. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, Section 1.14 and Section 1.17, (B) such Holder shall have given prior written notice to the Company of such Holder's intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition and (C) if reasonably requested by the Company, such Holder shall have furnished the Company, at its expense, an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or applicable state securities laws, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.17.

Any legend referred to in Section 1.17(b) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend as soon as reasonably practical, and such certificate shall not be unreasonably withheld, to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which may, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2. Affirmative Covenants and Pre-emptive Rights.

2.01 Information and Miscellaneous Rights.

(a) Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(i) as soon as reasonably practicable, but in any event within 150 days after the end of each fiscal year of the Company, an audited balance sheet for such fiscal year, an audited income statement of the Company as of the end of such year, a statement of cash flows for such year, such audited year-end financial reports to be prepared in accordance with generally accepted accounting principles ("GAAP");

(ii) as soon as reasonably practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited balance sheet as of the end of such fiscal quarter and an unaudited income statement and statement of cash flows for such fiscal quarter; and

(iii) a business plan for the next fiscal year (the "Business Plan"), as soon as reasonably practicable, but in any event within five business days of the Business Plan being approved by the Company's Board of Directors.

(b) Inspection Rights. The Company shall permit a representative of each Major Investor (provided that such representative is not employed by, or an agent of, a competitor of the Company) if and for so long as such is entitled to the information rights set forth in Section 2.01 above, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records, and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Investor; provided that the Company shall not be obligated pursuant to this Section 2.01(b) to provide access to any information that it reasonably considers to be a trade secret or similar confidential or proprietary information.

(c) Termination of Covenants; Assignment. The covenants set forth in this Section 2.01 shall terminate and be of no further force and effect (i) immediately before the consummation of a Qualified Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of section 12 (g) or 15 (d) of the Exchange Act, or (iii) upon the occurrence of a Liquidation Event, as such term is defined in the Company's Amended and Restated Certificate of Incorporation, whichever event occurs first. The rights granted pursuant to this Section 2.01 are not assignable other than to an Affiliate of Holder that agrees in writing with the Company prior to such assignment to be bound by the terms hereof.

2.02 Preemptive Right of First Offer. The Company hereby grants to each Major Investor the right of first offer to purchase a pro rata portion of any "New Securities" (as defined below) that the Company may, from time to time, propose to sell and issue. Each Holder's pro rata share, for purposes of this right of first offer, is the ratio of (X) the number of shares of Common Stock (assuming conversion of all outstanding Series A Preferred Stock) owned by such Holder to (Y) the total number of shares of Common Stock then outstanding (assuming conversion of all outstanding Series A Preferred Stock and the exercise of all outstanding options and any other rights to acquire securities of the Company). This right of first offer shall be subject to the following provisions:

(a) "New Securities" shall mean any Common Stock or Preferred Stock of the Company whether or not authorized on the date hereof, or rights, options, or warrants to purchase such Common Stock or Preferred Stock, or securities of any type whatsoever that are, or may become, convertible into or exercisable for said Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

(i) the issuance or sale of the Series A Preferred Stock pursuant to the Series A Stock Purchase Agreement and securities issued upon conversion of such Series A Preferred Stock;

(ii) securities issued or granted to officers, directors, employees and consultants of the Company or any subsidiary pursuant to stock grants, option plans, purchase plans or other stock incentive programs or arrangements approved by the Board of Directors, or upon exercise of options or warrants granted to such parties pursuant to any such plan or arrangement;

(iii) securities issued pursuant to the exercise or conversion of any rights, agreements, options or warrants outstanding or issued as of the date of this Agreement;

(iv) securities issued in a registered public offering under the 1933 Act in connection with which all outstanding shares of Preferred Stock are converted into Common Stock;

(v) securities issued or issuable to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or debt financing transaction, provided that such issuances are approved by the Board of Directors;

(vi) securities issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships, provided that such issuances are approved by the Board of Directors;

(vii) securities issued to suppliers or third party service providers in connection with the provision of goods or services, provided that such issuances are approved by the Board of Directors;

(viii) securities of the Company issued or issuable pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such issuances are approved by the Board of Directors; or

(ix) securities issued or issuable as a dividend or distribution on Preferred Stock or pursuant to which adjustment is made pursuant to the Certificate of Incorporation of the Company.

(b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Major Investor written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same (the "Company's Notice"). Each Major Investor shall have 10 business days from the date such notice is given to agree to purchase up to its pro rata share of such New Securities (calculated as set forth above) at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. In the event that any Major Investor does not elect to purchase its entire pro rata share (a "Non-Participating Holder"), then all other Major Investors who have elected to purchase such New Securities shall have five days to elect to purchase, on a pro rata basis as between such participating purchasers, that portion of each Non-Participating Holder's pro rata share not purchased by such Non-Participating Holder.

(c) The Company shall have 90 days thereafter to sell any New Securities not acquired by the Holders at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's Notice. In the event the Company has not sold the New Securities within such 90-day period, the Company shall not thereafter issue or sell any of the unsold New Securities without first offering such New Securities to the Holders in the manner provided above.

(d) The right of first offer described in this Section 2.02 shall terminate and be of no further force or effect (i) immediately before the consummation of a Qualified Public Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of section 12 (g) or 15 (d) of the Exchange Act, or (iii) upon the occurrence of a Liquidation Event, as such term is defined in the Company's Amended and Restated Certificate of Incorporation, whichever event occurs first. Further, the right of first offer set forth in this section 2.02 shall terminate with respect to any Major Investor who fails to purchase, in any transaction subject to the Section 2.02, all of such Major Investor's pro rata amount of the New Securities allocated (or, if less than such major Investor's pro rata amount is offered by the Company, such lesser amount so offered) to such Major Investor pursuant to this section 2.02. Following any such termination, such Investor shall no longer be deemed a "Major Investor" for any purpose of this section 2.02. Notwithstanding the foregoing, no Investor shall be entitled to transfer any shares of Series A Preferred Stock or any Registrable Securities or any rights under any of the Transaction Agreements (as defined in the Purchase Agreement) to a competitor of the Company.

(e) This right of first offer shall not apply to any Holder which is no longer a Major Investor as of the date of the Company's Notice referred to above.

(f) This right of first offer may be assigned by each Major Investor (i) upon sale or transfer by such Major Investor to a transferee of all of such Major Investor's securities acquired under the Series A Stock Purchase Agreement; or (ii) to partners, members, stockholders, subsidiaries and affiliates of such Holder (including any Affiliated Fund) in connection with the transfer to such transferees of the securities of the Company acquired under the Series A Stock Purchase Agreement; provided that the Company is given written notice by such Major Investor a reasonable time prior to such transfer, stating the name and address of said transferee, and that any transferee has agreed in writing with the Company to be subject to the obligations of such Holder hereunder.

(g) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 2.02, the Company may elect to give notice to the Major Investors within 30 days after the issuance of New Securities. Such notice shall describe the type, price and terms of the New Securities. Each Major Investor shall have 20 days from the date the notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor's percentage ownership position calculated as set forth above before giving effect to the issuance of such New Securities. The closing of such sale shall occur within 60 days after the date the notice is given to the Major Investors.

3. General Provisions.

3.01 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to effect the intents and purposes of this Agreement.

3.02 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (i) upon delivery, if delivered by hand, (ii) one business day after the business day of deposit for overnight delivery with Federal Express or similar overnight courier, freight prepaid, or (iii) the business day of delivery by facsimile transmission with oral confirmation of receipt, if deliverable by facsimile transmission. All communications shall be sent to the party to be notified at the address as set forth on the signature page of the Series A Purchase Agreement, the address set forth in the Company's stock records, if the party is not a signatory to the Series A Purchase Agreement, or at such other address as such party may designate by five days advance written notice to the other parties hereto.

3.03 Captions. Captions are provided herein for convenience only and they form no part of this Agreement and are not to serve as a basis for interpretation or construction of this Agreement, nor as evidence of the intention of the parties hereto.

3.04 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.05 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

3.06 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by telecopy or facsimile and execution in such manner shall constitute an original.

3.07 Waiver. Any party hereto may, as to itself, by a writing signed by an authorized representative of such party: (i) extend the time for the performance of any of the obligations of another party; (ii) waive any inaccuracies in representations and warranties made by another party contained in this Agreement or in any documents delivered pursuant hereto; (iii) waive compliance by another party with any of the covenants contained in this Agreement or the performance of any obligations of such other party; or (iv) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

3.08 Entire Agreement. This Agreement and any Exhibits hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

3.09 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts except that, as to matters of corporate law, the General Corporation Law of the State of Delaware shall govern.

3.10 Binding on Heirs, Successors and Assigns. Except as provided elsewhere in this Agreement, this Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

3.11 Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived upon the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder of any Registrable Securities then outstanding, (including securities into which such securities are convertible), each future Holder of all such Registrable Securities, and the Company, whether or not such Holder consented thereto. Notwithstanding the foregoing, this Agreement may not be amended in any way which alters any obligation of, or imposes any additional obligation upon the Founder without the prior written consent of the Founder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.

THE COMPANY:

G8WAVE, INC.

By:	/s/ Habib Khoury
Name:	Habib Khoury
Title:	President

FOUNDER:
/s/ Brad Mindich
BRAD MINDICH

INVESTORS:

ITU VENTURES III, LP

By:	ITU Partners III, LLC,
its General Partner
By:	/s/ Jonah Schnel
Jonah Schnel, Manager

ITU VENTURES III NM, LP

By:	ITU Partners III, LLC,
its General Partner
By:	/s/ Jonah Schnel
Jonah Schnel, Manager